UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 7, 2020

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square,	Suite 3300,	Cleveland,	Ohio	44114-2315
(Address of Principal Executive Offices)				(Zip Code)
Registrant's telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On December 9, 2020, pursuant to the terms of the Transaction Agreement, dated as of September 28, 2020 (the “Transaction Agreement”), by and between Cleveland-Cliffs Inc., an Ohio corporation (the “Company”), and ArcelorMittal S.A., an entity formed under Luxembourg law (“ArcelorMittal S.A.”), ArcelorMittal S.A. sold to the Company substantially all of the operations of ArcelorMittal USA LLC, a Delaware limited liability company, and its subsidiaries (“ArcelorMittal USA”) for aggregate consideration consisting of (i) $505 million in cash, (ii) 78,186,671 common shares, par value $0.125 per share, of the Company (“Common Shares”), which were issued to a wholly-owned subsidiary of ArcelorMittal S.A. at closing, and (iii) 583,273 shares of a new series of the Company’s Serial Preferred Stock, Class B, without par value (“Class B Preferred Stock”), designated as the “Series B Participating Redeemable Preferred Stock” and issued to a wholly-owned subsidiary of ArcelorMittal S.A. at closing (the “Transaction”). The cash portion of the purchase price is subject to customary working capital and purchase price adjustments.

Item 1.01.	Entry into a Material Definitive Agreement.
Investor Rights Agreement
On December 9, 2020, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with ArcelorMittal S.A. in connection with the closing of the Transaction. The Investor Rights Agreement provides ArcelorMittal S.A. and its affiliates with customary demand and piggyback registration rights with respect to the Common Shares issued in connection with the Transaction. In addition, for a period ending on the five-year anniversary of the effective date of the Investor Rights Agreement, ArcelorMittal S.A. (i) is subject to certain standstill restrictions, including that it and its affiliates are restricted from acquiring beneficial ownership of 20% or more of the then-outstanding Common Shares, making certain communications to other shareholders of the Company and otherwise acting to control or influence the Company’s Board of Directors (the “Board”) or the Company’s management, and (ii) has agreed to cause 50% of the Common Shares beneficially owned by it and its affiliates to be voted in accordance with the recommendations of the Board and cause the other 50% of the Common Shares beneficially owned by it and its affiliates to be voted, at ArcelorMittal S.A.’s election, either (A) in the same proportion as votes are cast by holders of Common Shares (other than the Company and its affiliates) or (B) in accordance with the recommendations of the Board, including, in each case, with respect to the election of directors of the Company.
The Investor Rights Agreement provides for certain restrictions on transfers of Common Shares from ArcelorMittal S.A. or its affiliates to persons whose beneficial ownership of Common Shares following any such transfer would exceed 5% or 10% of the then-outstanding Common Shares. Other than these restrictions, the Investor Rights Agreement does not limit ArcelorMittal S.A.'s and its affiliates' ability to transfer their Common Shares.
The foregoing description of the Investor Rights Agreement is qualified by reference to the full text of the Investor Rights Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
ABL Amendment
On December 9, 2020, the Company entered into the Second Amendment to Asset-Based Revolving Credit Agreement (the “ABL Amendment”), by and among the Company, the lenders party thereto and Bank of America N.A., as administrative agent. The ABL Amendment modifies the Company’s existing asset-based revolving credit facility entered into on March 13, 2020 (as previously amended on March 27, 2020, the “ABL Facility”) to, among other things, increase the amount of tranche A revolver commitments available thereunder by an additional $1,500 million and increase certain dollar baskets related to certain negative covenants that apply to the ABL Facility. After giving effect to the ABL Amendment, the aggregate principal amount of tranche A revolver commitments under the ABL Facility is $3,350 million and the aggregate principal amount of tranche B revolver commitments under the ABL Facility remains at $150 million.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.
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Prior to closing of the Transaction, ArcelorMittal S.A. and its affiliates completed an internal restructuring whereby certain of its North America operations, including its assets in Canada, Mexico and AM/NS Calvert in the United States, were separated from ArcelorMittal USA. Such operations were retained by ArcelorMittal S.A. and were not sold to the Company in connection with the Transaction. The assets of ArcelorMittal USA acquired by the Company at closing of the Transaction include six steelmaking facilities, eight finishing facilities, two iron ore mining and pelletizing operations, and three coal and cokemaking operations.
In connection with closing of the Transaction, as contemplated by the terms of the Transaction Agreement, ArcelorMittal S.A.’s joint venture partner in the I/N Kote L.P. and I/N Tek L.P. joint ventures (collectively, the “I/N JVs”) exercised its put right pursuant to the terms of the I/N JVs’ joint venture agreements. As a result, the Company was required to purchase all of such joint venture partner’s interests in the I/N JVs for a transfer price of $182,295,383. Following the closing of the Transaction, the Company, through its subsidiaries, owns 100% of the interests in the I/N JVs.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The terms of the ABL Amendment are summarized in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.
The information regarding the offer, issuance and sale of the Common Shares and Series B Participating Redeemable Preferred Stock pursuant to the Transaction Agreement set forth in the Introductory Note of this Current Report on Form 8-K and the information regarding the terms of the Series B Participating Redeemable Preferred Stock set forth below in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The offer, issuance and sale of the Common Shares and Series B Participating Redeemable Preferred Stock pursuant to the Transaction Agreement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 3.03.	Material Modification to Rights of Security Holders
On December 7, 2020, in connection with the closing of the Transaction, the Company filed a Certificate of Amendment (the “Amendment”) to its Fourth Amended Articles of Incorporation (the “Fourth Amended Articles”) with the Secretary of State of the State of Ohio, establishing and fixing the rights, preferences and privileges of 583,273 shares of its Series B Participating Redeemable Preferred Stock.
The Series B Participating Redeemable Preferred Stock ranks senior to the Common Shares with respect to dividend rights and rights on the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of, and certain bankruptcy events involving, the Company. Each share of Series B Participating Redeemable Preferred Stock entitles its holder to receive a multiple, initially equal to 100 (subject to certain anti-dilution adjustments, the “Applicable Multiple”), of the aggregate amount per share of all dividends declared on the Common Shares. In addition, from and after the 24-month anniversary of the issue date of the Series B Participating Redeemable Preferred Stock (the “24-Month Anniversary”), each holder of a share of Series B Participating Redeemable Preferred Stock is entitled to receive cash dividends (the “Additional Dividends”) accruing and compounding on a daily basis at the initial rate of 10% per annum on the sum of (i) the Applicable Multiple then in effect times the volume-weighted average price of the Common Shares for the 20 consecutive trading days ending on the trading day immediately preceding the 24-Month Anniversary and (ii) the amount of accumulated and unpaid dividends on the Series B Participating Redeemable Preferred Stock to, but not including, the 24-Month Anniversary, if any, which rate will increase by 2% per annum at the end of each six-month period following the 24-Month Anniversary. Additional Dividends will be payable, when, as and if declared by the Board, in quarterly installments.
The Series B Participating Redeemable Preferred Stock is redeemable, in whole or in part, at the Company’s option at any time and from time to time on and after the date that is 180 days after the issue date at a redemption price per share equal to the Applicable Multiple then in effect times the volume-weighted average price of the Common Shares for the 20 consecutive trading days ending on the trading day immediately preceding the date fixed for redemption, plus accumulated and unpaid dividends to, but not including, the redemption date.
In the event of a change of control of the Company, the Series B Participating Redeemable Preferred Stock will be subject to mandatory redemption at a redemption price per share equal to the Applicable Multiple then in effect times the volume-weighted average price of the Common Shares for the 20 consecutive trading days ending on the trading day immediately preceding the closing date of the transaction constituting such change of control.
In addition, pursuant to the terms of the Series B Participating Redeemable Preferred Stock, the Company is restricted from effecting any merger or consolidation with or into another entity unless the Series B Participating Redeemable Preferred Stock remains outstanding following the merger or consolidation, is exchanged for new preferred stock with substantially identical terms or is to be redeemed in connection with the closing of such merger or consolidation.
In addition to the foregoing, the Series B Participating Redeemable Preferred Stock is subject to the express terms of the Class B Preferred Stock as set forth in the Fourth Amended Articles, except that holders of Series B Participating Redeemable Preferred Stock, in their capacity as such, do not have the right to vote with the other series of Class B Preferred Stock then outstanding, if any, voting separately as a class, for the election of additional directors of the Company upon certain defaults by the Company in the payment of dividends, as provided in the Fourth Amended Articles.
The foregoing description of the Amendment is qualified by reference to the full text of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth in Item 3.03 of, and the copy of the Amendment filed as Exhibit 3.1 to, this Current Report on Form 8-K are incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.
On December 9, 2020, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.
(a)Financial statements of business acquired.
The Company will provide the financial statements required to be filed under Item 9.01 of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.
(b)Pro forma financial information.
The Company will provide the pro forma financial information required to be filed under Item 9.01 of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d)	Exhibits.
Exhibit Number	Description

3.1	Certificate of Amendment to the Fourth Amended Articles of Incorporation of Cleveland-Cliffs Inc., as filed with the Secretary of State for the State of Ohio on December 7, 2020.
4.1	Specimen Certificate for Series B Participating Redeemable Preferred Stock, without par value, of Cleveland-Cliffs Inc. (included in Exhibit 3.1).
10.1	Investor Rights Agreement, dated as of December 9, 2020, by and between Cleveland-Cliffs Inc. and ArcelorMittal S.A.
99.1	Cleveland-Cliffs Inc. published a news release on December 9, 2020, captioned “Cleveland-Cliffs Inc. Completes Acquisition of ArcelorMittal USA.”
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	December 9, 2020	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary
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